UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2019

OZOP SURGICAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55976	35-2540672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

319 Clematis Street Suite 714 West Palm Beach FL 33401

(Address of principal executive offices, including zip code)

(866) 286-1055

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

☑	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 22, 2019, the Board of Directors (the “Board”) of Ozop Surgical Corp. a Nevada corporation (the “Company”) amended and restated the Company’s Bylaws, as amended (the “Bylaws”), effective immediately, in accordance with the amendments to the Bylaws approved at the Company’s Annual Meeting of Stockholders which took place on April 26, 2019 (the “Annual Meeting”).

The Bylaws include the following amendments which were approved by the Company’s stockholders at the Annual Meeting:

Amendment to Article III Section 2 of Bylaws

Article III Section 2 of the Company’s Bylaws has been amended to remove the requirement therein that the annual meeting is required to be held within 120 days of the FYE.

As previously written, Article III Section 2 of the Bylaws provided “Annual Meetings. The Annual Meeting of stockholders of the Corporation for the election of Directors and the transaction of such other business as may properly come before said meeting shall be held at the principal business office of the Corporation or at such other place or places either within or without the State of Nevada as may be designated by the Board of Directors and stated in the notice of the meeting, on a date not later than 120 days following the close of the fiscal year of the Corporation as designated by the Board of Directors.”

Currently Article III Section 2 states as follows: “Annual Meetings. The Annual Meeting of stockholders of the Corporation for the election of Directors and the transaction of such other business as may properly come before said meeting shall be held at the principal business office of the Corporation or at such other place or places either within or without the State of Nevada as may be designated by the Board of Directors and stated in the notice of the meeting, as designated by the Board of Directors.”

Amendment to Article VII Section 3 of Bylaws

Article VII Section 3 of the Company’s Bylaws has been amended to change the Fiscal Year End (“FYE”) in the Company’s Bylaws from 2/29 to 12/31 to accurately reflect the FYE of the Company.

As previously written Article VII Section 3 of the Bylaw’s provided “Fiscal Year. The fiscal year of the Corporation shall end on February 29.”

Currently Article VII Section 3 states as follows: “Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year.”

Amendment to Article VIII of Bylaws

Article VIII of the Company’s Bylaws has been amended to allow solely the Board to amend the Bylaws without any stockholder approval being required.

As previously written, Article VIII of the Bylaws provided “Amendments. These Bylaws may be adopted, altered, amended or repealed or new Bylaws may be adopted by the stockholders, or by the Board of Directors by the Articles of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Articles of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.”

Currently, Article VIII of the Bylaws states as follows: “Amendments. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.”

The foregoing description is qualified in its entirety by the Bylaws which are attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Ozop Surgical Corp. adopted on May 22, 2019. *

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

OZOP SURGICAL CORP.

Date: May 22, 2019	By:	/s/Barry Hollander
Barry Hollander
Chief Financial Officer